Exhibit 4.5



                              ALABAMA POWER COMPANY

                              AMENDED AND RESTATED
                                     BY-LAWS

                                    --------


                                    ARTICLE I

               NAME, DURATION, PURPOSE AND LOCATION OF CORPORATION

       Section 1. The name of this corporation is ALABAMA POWER COMPANY. Its duration is perpetual. Its purposes are expressed in the original certificate of incorporation of Alabama Power Company and the additions thereto and the amendments and changes which have been or which may be made therein from time to time; in the certificate of incorporation and the several amendments thereto of the corporations which have been or may hereafter be merged into or consolidated with this corporation; and the joint agreements of merger or consolidation heretofore made or which may hereafter be made with this corporation (the "Charter"). Its principal office and place of business shall be in Birmingham, Jefferson County, Alabama; but the corporation may also have offices in other counties, cities and towns in the State of Alabama, and in the City of New York, and in such other places beyond the State of Alabama as the board of directors may from time to time appoint, or the business of the corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

                                Place of Meeting

       Section 1. All meetings of the stockholders shall be held, either within or without the State of Alabama, at such place designated in the call for or notice of the meeting.

                                 Annual Meeting

       Section 2. The annual meeting of the stockholders shall be held on the fourth Friday in April in each year, if not a legal holiday, and if a legal holiday, then on the following Friday, when the stockholders entitled to vote shall elect by ballot a board of twenty-five directors to serve until the next annual meeting of the stockholders and until their successors are elected or chosen and qualified and shall transact such other business as may come before the meeting.

                                Special Meetings

       Section 3. Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Charter, may be called by (i) the president or the board of directors; (ii) the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting or if such holders sign, date and deliver to the corporation's president or secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held, who shall, within 21 days of the receipt of such demand, cause notice to be given of the meeting to be held within the minimum time following the notice prescribed in Section 4 below; or (iii) the holders of not less than ten percent (10%) of the votes entitled to be cast at the special meeting who signed a demand under clause (ii) above if notice was not given within the 21 days after such demand or the special meeting was not held in accordance with the notice.

                                Notice of Meeting

       Section 4. Written notice of the time and place of holding all meetings shall, unless waived, be given to each stockholder entitled to vote not less than ten or more than sixty days before the date of the meeting, either personally or by mail, to such address as appears on the books of the corporation, unless by statute other or further notice is required, and in this event the required statutory notice shall be given; and, in the case of special meetings, the purpose thereof shall be stated in the notice. The capital stock or bonded indebtedness of the corporation shall not be increased at the annual meeting unless thirty (30) days' notice has been given before the date of the meeting, or pursuant to such lesser or greater requirements of Section 234 of the Constitution of Alabama as the same may be amended from time to time.

                                Stockholder List

         Section 5. After fixing a record date for a meeting, the officer having charge of the stock transfer books of the corporation shall prepare an alphabetical list of the names of all its stockholders who are entitled to notice of a stockholders' meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each stockholder. The stockholders' list must be available for inspection by any stockholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office. A stockholder, or his or her agent or attorney, is entitled on written demand to inspect and, for a proper purpose, to copy the list, during regular hours and at its expense, during the period it is available for inspection. The corporation shall make the list available at the meeting, and any stockholder, or his or her agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment thereof. The stock transfer records of the corporation shall be prima facie evidence as to who are the stockholders entitled to examine the stockholders' list or transfer records or to vote at any meeting of stockholders.

                                     Voting

       Section 6. The voting rights of the stockholders shall be set forth in the Charter. Any stockholder entitled to vote may vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder. The proxy holder need not be a stockholder. All elections shall be had and, subject to the provisions of the Charter, all questions decided by a majority vote of the stock voting at the meeting in person or by proxy and entitled to vote thereat.

                                     Quorum

       Section 7. Subject to the provisions of the Charter, the holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall be requisite to constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such majority shall not be present or represented at any meeting, the stockholders present in person or by proxy and so entitled to vote, shall have power to adjourn the meeting until the requisite amount of stock shall be represented; and at such adjourned meeting any business may be transacted as at the original meeting. Every meeting of the stockholders may be adjourned from time to time until its business is completed.

                            Action Without a Meeting

       Section 8. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, if the action is taken by all stockholders entitled to vote on the action and evidenced by one or more consents in writing, setting forth the action so taken, signed by all stockholders entitled to vote on the action and delivered to the corporation for inclusion in the minutes for filing with the corporate records. Action taken is effective when the last stockholder signs the consent, unless the consent specifies a different effective date. Such consent shall have the same effect as a unanimous vote.



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                                   ARTICLE III

                                    DIRECTORS

                                   Election Of

       Section 1. The property and business of the corporation shall be managed by its board of directors, the members of which shall be elected by the stockholders as aforesaid.

                                   Eligibility

       Section 2. Directors shall be natural persons of the age of at least nineteen (19) but need not be residents of the State of Alabama or stockholders of the corporation.

       A person being a full time executive employee of the corporation or its parent company or any affiliated company when first elected a director of the corporation (hereinafter sometimes referred to as an "employee-director") shall not be eligible for election as a director when he ceases to be an executive employee; whether by reason of resignation, retirement or other cause. Any employee-director shall resign as a director effective on the date he ceases to be an executive employee.

       A person not an employee-director shall not be eligible for election or re-election as a director of the corporation (1) after his 70th birthday, (2) after permanent separation from the business or professional organization with which he was primarily associated when first elected a director, (3) after other material change in his primary occupation or executive position from that which he pursued or held when first elected a director, or (4) after moving his principal residence outside the state in which he was a resident when first elected a director, whichever event first occurs. The application to an individual of any provision of this paragraph may be waived by the board of directors. Any such waiver shall only be effective on a year to year basis.

                                  Compensation

       Section 3. Directors, other than "employee-directors", shall receive directors' fees in the amounts and by the method fixed by the board of directors. All directors shall be reimbursed for actual expenses incurred in connection with their attendance of meetings of the board of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


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                                   ARTICLE IV

                               BOARD OF DIRECTORS

                              Meetings of the Board

       Section 1. The directors may hold their meetings either within or outside the State of Alabama at such places as they may from time to time determine and as authorized by the laws of the State of Alabama.

                                 Annual Meeting

       Section 2. The annual meeting of the board of directors shall be held as soon as practicable after the annual meeting of the stockholders, for the purpose of electing officers and for the transaction of such other business as may come before the meeting; at least three days' notice of the time and place of holding the meeting to be given to each member of the board.

                                Regular Meetings

       Section 3. Regular meetings of the board may be held without notice at such time and place as may from time to time be appointed by the board.

                                Special Meetings

       Section 4. Special meetings of the board may be called by the president, on two day's notice to each director, by delivered letter, by mail or by telegram or by personal communication either over the telephone or otherwise. Special meetings shall be called by the secretary in like manner and on like notice, on the written request of one-third of the directors for the time being in office.

                                     Quorum

       Section 5. At all meetings of the board of directors, a majority of the directors in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided in Section 15 of this
Article IV, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically permitted or provided by statute or by the Charter or by these by-laws. A director is, unless established to the contrary, presumed present for quorum purposes for the remainder of the meeting at which he has been present for any purpose. A director who is present at a meeting of the board or any committee of the board when corporate action is taken is deemed to assent to the action taken place unless (i) he objects at the beginning of the meeting (or promptly upon arrival) to holding it or transacting business at the meeting or, as to a matter required under the Charter or these by-laws to be included in the notice of the purpose of the meeting, he objects before action is taken on the matter; (ii) his dissent or abstention from action taken is entered in the minutes of the meeting; or (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

                      Meetings by Conference Telephone, etc

       Section 6. Meetings of the board of directors and of any committee thereof may be held by means of a conference telephone or other communication by which all directors participating may simultaneously hear each other during the meeting. Participation by such means shall constitute presence in person at any such meeting.

                            Action Without a Meeting

       Section 7. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if the action is taken by all members of the board and evidenced by one or more consents in writing, setting forth the action so taken, shall be signed by each member of the board or committee, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken is effective when the last director signs the consent, unless the consent specifies a different effective date. Such consent shall have the same effect as a unanimous vote.

                                 General Powers

       Section 8. In addition to the powers and authority by these by-laws expressly conferred on it, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Charter or by these by-laws, directed or required to be exercised or done by the stockholders.

                                 Specific Powers

       Section 9. Without prejudice to the general powers conferred by Section 8 of this Article IV, the board of directors shall in addition thereto have the following specific powers, that is to say:

(a) From time to time to make and change rules and regulations not inconsistent with these by-laws for the management of the property and business of the corporation;

(b) To purchase or otherwise acquire for the corporation any property, rights, privileges or franchises which the corporation is authorized to acquire, at such prices or consideration and generally on such terms and conditions as the board shall think fit; and at its discretion to pay for the same either wholly or partly in money, stock or other securities or property of the corporation;

(c) To sell, exchange or otherwise dispose of any property of the corporation less than all, for such price or consideration, and generally on such terms and conditions as the board thinks fit; and at its discretion to accept in whole or partial payment therefor, money, stock or other securities or properties;

(d) To appoint and at the discretion of the board to remove or suspend such officers, agents or employees, permanently or temporarily, as it may think fit, and to determine their duties, and to require bonds in such instances and in such amounts and with such sureties as it may think fit;

(e) To appoint any person or corporation to accept and hold in trust for the corporation any property belonging to the corporation or in which it is interested, or for any other purpose, and to execute all such deeds and instruments and perform such acts as may be requisite in relation to any such trust;

(f) To determine who shall be authorized on behalf of the corporation to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents;

(g) To authorize the execution and delivery of notes and other evidences of indebtedness of the corporation for money borrowed or other indebtedness incurred by the corporation; and to authorize the execution, certification, delivery and sale of the mortgage bonds of the corporation, from time to time upon such terms and conditions as the board may approve; and

(h) To delegate any of the powers of the board in the course of the current business of the corporation, to any standing or special committee or to any officer or agent, or to appoint any persons to be agents of the corporation, with such powers and upon such terms as the board thinks fit.

                              Record of Proceedings

       Section 10. The board of directors shall cause a record of its proceedings and of all board meetings to be properly kept by the secretary of the corporation or by a secretary pro tempore. The records shall be verified by the signature of the person acting as secretary.



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                                Books of Account

       Section 11. The board of directors shall cause regular and correct books of account to be kept, and to be balanced and certified by some public accountant at least once every year.

                              Election of Officers

       Section 12. The board of directors at its annual meeting shall elect from their own number a president and shall elect a secretary. In addition, the board of directors at its annual meeting may elect one or more vice presidents. At the annual meeting or any other meeting duly held from time to time the board may elect other vice presidents, a treasurer and such other officers as the board shall deem necessary or appropriate.

                               Books, Papers, Etc.

       Section 13. The property and funds, books, correspondence and papers of the corporation, in the possession or control of any officer or agent thereof, shall at all times be subject to the inspection of the board of directors, the executive committee or a committee appointed for the purpose at a general meeting of the holders of the common stock. The minutes, including the resolutions and proceedings of the board, shall be produced when required by the stockholders at any general meeting.

                           Transactions With Directors

         Section 14. A director's conflicting interest transaction may not be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a stockholder or by or in the right of the corporation, because the director, or any person with whom or which he or she has a personal, economic, or other association, has an interest in the transaction, if:

         (1) Director's action respecting the transaction was at any time taken in compliance with Section 10-2B-8.62 of the Alabama Code; or

         (2) Stockholders' action respecting the transaction was at any time taken in compliance with Section 10-2B-8.63 of the Alabama Code; or

         (3) The transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the corporation.

                                    Vacancies

       Section 15. If a vacancy occurs on the board: (i) the board of directors may fill the vacancy, except that the directors shall not have the power to fill a vacancy resulting from an increase in the number of directors or (ii) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy, if it is one that the directors are authorized to fill, by the affirmative vote of a majority of all the directors remaining in office. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of stockholders. If there are no directors in office, then the stockholders may hold a special meeting to elect directors.

                                    ARTICLE V

                         EXECUTIVE AND OTHER COMMITTEES

                               Executive Committee

       Section 1. The board of directors may, by resolution adopted by a majority of the whole board in office, designate no fewer than three (3) of the directors to constitute an executive committee, of which the president shall be a member. Three members of such committee shall constitute a quorum. The president shall act as chairman of the executive committee. During the intervals between the meetings of the board, the executive committee shall have and may exercise all the powers of the board of directors in the management of the property and business of the corporation and shall have power to authorize the seal of the corporation to be affixed to all instruments that may require it, all except as otherwise provided by law.

                                 Audit Committee

       Section 2. The board of directors may, by resolution adopted by a majority of the whole board in office, designate no fewer than three non-employee directors to constitute an audit committee. A majority of the members of the audit committee shall constitute a quorum. The board of directors shall appoint the chairman of the audit committee. The audit committee shall perform the functions set forth in the charter of the audit committee.

                            Other Standing Committees

       Section 3. The board of directors may also, by resolution or resolutions adopted by a majority of the whole board in office, designate one or more other standing committees as it deems necessary and desirable. Each such committee shall consist of at least two directors of the corporation and shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation to the extent provided in such resolution or resolutions and these by-laws. The board of directors shall designate the name of and appoint the chairman of each such committee. A majority of the members of each such committee shall constitute a quorum. To the extent specified by the board or in the Charter or by-laws, each committee may exercise the authority of the board of directors, shall have and may exercise all the authority of the board of directors in the management of the business and affairs of the corporation; except that no such committee shall have the authority of the board of directors with reference to (1) authorizing distributions, (2) approving or proposing to stockholders actions requiring approval by stockholders, (3) filling vacancies on the board of directors or on any of its committees, (4) amending the Charter, (5) adopting, amending or repealing these by-laws, (6) approving a plan of merger not requiring stockholder approval, (7) authorizing or approving reacquisition of shares, except according to formula or method prescribed by the board of directors, or
(8) authorizing or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, except that the board of directors may authorize a committee (or senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

                               Advisory Committees

       Section 4. The board of directors may also, by resolution or resolutions adopted by a majority of the whole board in office, designate one or more advisory committees as it deems necessary and desirable. Each such committee shall consist of at least two directors of the corporation and shall advise the board of directors on the matter or matters provided in such resolution or resolutions. The board of directors shall designate the name of and appoint the chairman of each such committee. Each such committee shall prepare and deliver reports to the board of directors as the board of directors or the chairman thereof requests. A majority of the members of each such committee shall constitute a quorum.

                          Election of Committee Members

       Section 5. The members of the executive committee, the audit committee, the other standing committees and the advisory committees shall be elected at the annual meeting of the board of directors or as soon thereafter as is practicable. The members of all such committees shall hold office until the next annual meeting of the board of directors and until their respective successors are elected. The board of directors shall have the power to fill vacancies in, to change the membership of and to dissolve any such committee.

                              Meetings and Minutes

       Section 6. The executive committee and the other committees shall meet at such time and place as their respective chairman may appoint. Notice of each meeting of the executive committee and the other committees may be given by telephone, telex or telecopy or in writing specifying the place, day and hour thereof. If given in writing, such notice may be served personally at least one hour before such meeting or as otherwise provided in these by-laws. The executive committee and each of the other standing committees shall maintain regular minutes of their respective proceedings; each of the advisory committees shall maintain memoranda of their respective meetings. All actions taken by the executive committee, the audit committee or any of the other standing committees shall be reported to the board of directors at its next succeeding meeting and shall be subject to amendment, revision or alteration by the board of directors, provided, however, that the rights or acts of third parties shall not be affected by such amendment, revision or alteration. The members of the executive committee and the other committees shall be entitled to such fees and expenses as may be fixed by the board of directors.

                                   ARTICLE VI

                                    OFFICERS

                                 Enumeration of

         Section 1. The officers of the corporation shall be chosen by the board of directors, except as herein provided. The full time executive officers shall include a president and may include one or more vice presidents, all as the board of directors may from time to time determine. The administrative officers shall include a secretary and may include one or more vice presidents in charge of particular work or divisions of the corporation, a treasurer, a comptroller and such assistant secretaries, assistant treasurers and assistant comptrollers as the board of directors may from time to time determine. Two or more offices may be held by the same person, except that the same person may not serve as president and as secretary. Officers other than the president need not be members of the board.

                                                     President

         Section 2. The president shall be the chief executive officer of the corporation, a member and chairman of the executive committee. He shall preside at meetings of the board of directors and stockholders. Subject to the control of the board of directors, the executive committee or the committees of the board having authority, he shall be vested with authority to act for the corporation in all matters and shall have general charge of the corporation and the general supervision of its affairs. Subject to the limitations stated, he shall have full power and authority to do and perform in the name of the corporation all acts necessary or proper to be done and performed, and to delegate to the vice presidents such part of his authority as may be appropriate.

                                 Vice Presidents

       Section 3. The vice presidents shall perform such of the duties of the president on behalf of the corporation as may be respectively assigned to them from time to time by the board of directors or the president. One or more vice presidents may be designated as either "executive vice president" or "senior vice president".

                                    Secretary

       Section 4. The secretary shall, unless otherwise directed, attend all sessions of the board and all meetings of the stockholders and act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for standing committees when required. He shall give or cause to be given notice of all meetings of the stockholders and of the board of directors and of standing committees when required, and shall perform such other duties as may be prescribed by the board of directors or the chief executive officer under whose supervision he shall act. He shall keep in safe custody the seal of the corporation and, when authorized, affix the same to any instrument requiring a seal and attest the signature thereof when directed or required to do so.

                                    Treasurer

       Section 5. The treasurer shall have the custody of the corporation funds and securities and shall be accountable for the receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

       Section 6. He shall disburse funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and to the board of directors at the regular meetings of the board or whenever the board may require it, an account of all his transactions as treasurer and of the financial condition of the corporation and shall perform such other duties as may be assigned to him from time to time.

                                   Comptroller

       Section 7. The comptroller shall have charge of all books and accounts of the corporation, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall perform such other duties as may be assigned to him from time to time.

                   Assistant Secretaries, Assistant Treasurers
                           and Assistant Comptrollers

       Section 8. One or more assistant secretaries, assistant treasurers and assistant comptrollers may be elected by the board of directors or appointed by the chief executive officer to hold office until the next annual meeting of the board of directors and until their successors are elected or appointed, but may be removed at any time. They shall perform any of or all of the duties of secretary, treasurer or comptroller, as the case may be, and such other duties as may be assigned to them from time to time.

                       Duties of Officers May Be Delegated

       Section 9. In case of the absence of any officer of the corporation, or for any other reason the board may deem sufficient, the board may delegate the powers or duties of such officers to any other officer or to any director, for the time being.

                                 Term of Office

       Section 10. The officers of the corporation shall hold office until the next succeeding annual meeting of the board of directors or until their successors are elected and qualified. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. All officers, agents and employees other than officers appointed by the board, shall hold office at the discretion of the officer appointing them, but shall be subject to removal by the board of directors or the executive committee at any time.

                                   ARTICLE VII

                                    VACANCIES

       Section 1. If the office of the president, vice president, secretary, treasurer, comptroller or other officer or agent elected by the board, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors then in office although less than a quorum, by a majority vote may choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred.

                                  ARTICLE VIII

                                  CAPITAL STOCK

                                  Certificates

       Section 1. Unless determined otherwise by the board of directors, the certificates of stock of the corporation shall be numbered and shall be entered on the stock certificate books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice president and the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be facsimile, engraved or printed. To the extent permitted under Alabama law, the signature of any such president, vice president, secretary, assistant secretary, treasurer or assistant treasurer upon such certificate may be facsimile, engraved or printed. In any case, when such officer or officers who shall have signed, or whose facsimile signature or signatures shall have been placed upon such certificate shall cease to be such either because of death, resignation or otherwise before such certificate is delivered by the corporation, such certificate may nevertheless be issued and delivered by the corporation with the same effect as if such officer or officers had not ceased to be such. No certificate shall be issued unless the stock represented thereby is fully paid up.


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                                    Transfer

       Section 2. The transfer of all classes of stock shall be made and registered only by the person named in the certificate, or by attorney lawfully constituted in writing, upon surrender of such certificate and payment of all taxes; and the corporation shall keep in the hands of an agent or other person designated for that purpose a true statement or book showing who are the holders of the stock of the corporation and all transfers and hypothecations thereof; and the corporation may by its board of directors appoint one or more transfer agents or transfer clerks and registrars, and may require all stock certificates and certificates representing any rights or options to be signed by such transfer agents or transfer clerks acting on behalf of the corporation and by such registrars.

                                   Record Date

       Section 3. For the purpose of determining stockholders entitled to notice of a stockholders' meeting, to demand a special meeting, to vote, or to take any other action, the board of directors of the corporation may fix the record date but not to exceed, in any case, seventy (70) days before the meeting or action requiring a determination of stockholders. A determination of stockholders entitled to notice of or to vote at a stockholders' meeting is effective for any adjournment of the meeting unless the board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

                                  Record Holder

       Section 4. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Alabama.

                   Lost, Destroyed and Mutilated Certificates

       Section 5. The holder of any share of stock shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board may, in its discretion, and after the expiration of such period of time as it may determine to be advisable, cause a new certificate or certificates for shares of stock to be issued, upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon proof satisfactory to the board of such loss or destruction. The board may, in its sole discretion, require the owner of the lost, destroyed or mutilated certificate, or his legal representatives, to give the corporation a bond, in such sum and with such surety or sureties as it may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

                                    Dividends

       Section 6. Subject to the provisions of the Charter, dividends upon the capital stock of the corporation when earned, may be declared by the board of directors at any regular meeting, or any special meeting. Before paying any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the corporation such sum or sums as the board of directors from time to time in its absolute discretion may determine to be proper, as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the board shall think proper.

                         Annual Reports to Stockholders

       Section 7. The board of directors shall cause the corporation to deliver to each of its stockholders, not later than one hundred twenty (120) days after the close of each of its fiscal years, a financial statement, which may be consolidated, including a balance sheet as of the end of such fiscal year and a statement of income for such fiscal year. Such financial statement shall be prepared in accordance with generally accepted accounting principles, or, if the books of the corporation are not maintained on that basis, may be prepared either on the same basis used by the corporation for filing its United States income tax returns or as required by appropriate regulatory agencies. The financial statement shall be accompanied by a report of the president, the officer of the corporation in charge of its financial records or a certified public accountant stating whether, in his opinion, the financial statements of the corporation present fairly the financial position of the corporation and the results of its operations in accordance with generally accepted accounting principles and, if not, describing the basis of their preparation and giving his opinion of the fairness of the presentation of the data shown by them, in accordance with accounting procedures generally used in the trade, industry or business conducted by the corporation.

                                   ARTICLE IX

                                 CORPORATE SEAL

       Section 1. The seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation followed by the word "Alabama," and shall have the word "Seal" inscribed in the center thereof.

                                    ARTICLE X

                                   FISCAL YEAR

       Section 1. The fiscal year shall begin with the first day of January in each year.

                                   ARTICLE XI

                                     NOTICES

       Section 1. Whenever under the provision of these by-laws notice is required to be given to any director, officer or stockholder, it shall not be construed to mean personal notice, but such written notice may be given by mail or private carrier, with postage thereon prepaid, or by e-mail transmission or other similar electronic means of communication providing evidence of transmission addressed to such stockholder, officer or director, at such address as it appears on the books of the corporation, or in default of other address, to such stockholder, director or officer at the general post office at the principal office of the corporation in the State of Alabama. Written notice to the corporation's stockholders is effective when mailed, if mailed postpaid and correctly addressed to the stockholder's address shown on the books of the corporation. Notice to directors may also be given in person, or by telephone, telecopy or facsimile transmission. Any stockholder, director or officer may waive any notice required to be given either by statute or under these by-laws; and all meetings of stockholders and directors may be held without notice, if waived, at such time and place as may be fixed.

                                   ARTICLE XII

                                   AMENDMENTS

       Section 1. Except as otherwise provided by law, these by-laws may be altered, amended or repealed by a majority of the board of directors present at any meeting thereof.

                                  ARTICLE XIII

                       INDEMNIFICATION AND RELATED MATTERS

       Section 1. Each person who is or was a director, officer or employee of the corporation holding one or more positions of management through and inclusive of department managers or other employees explicitly designated in writing by the president or a vice president of the Company (such individuals being hereinafter referred to as "indemnified parties") and who was or is a party or was or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director of the corporation or officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the corporation as a matter of right against any and all expenses (including attorneys' fees) actually and reasonably incurred by him and against any and all claims, judgments, fines, penalties, liabilities and amounts paid in settlement actually incurred by him in defense of such claim, action, suit or proceeding, including appeals, to the full extent permitted by applicable law. The indemnification provided by this Section shall inure to the benefit of the heirs, executors and administrators of such person.

       Expenses (including attorneys' fees) incurred by an indemnified party with respect to the defense of any such claim, action, suit or proceeding may be advanced by the corporation prior to the final disposition of such claim, action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of such person entitled to be indemnified by the corporation under this Section or otherwise; provided, however, that the advancement of such expenses shall not be deemed to be indemnification unless and until it shall ultimately be determined that such person is entitled to be indemnified by the corporation.

       The corporation may purchase and maintain insurance at the expense of the corporation on behalf of any person who is or was a director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director (or the equivalent), officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense (including attorneys' fees) asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability or expense under this Section or otherwise.

       Without limiting the generality of the foregoing provisions of this Section, no present or future director or officer of the corporation, or his heirs, executors, or administrators, shall be liable for any act, omission, step, or conduct taken or had in good faith, which is required, authorized, or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any federal or state statue or municipal ordinance regulating the corporation or its parent by reason of their being holding or investment companies, public utility companies, public utility holding companies, or subsidiaries of public utility holding companies. In any action, suit, or proceeding based on any act, omission, step, or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense on the grounds of not being applicable to the particular class of plaintiff, each such director and officer, and his heirs, executors, and administrators, shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or imposed on him, in connection with, or arising out of, any such action, suit, or proceeding based on any act, omission, step, or conduct taken or had in good faith as in this paragraph described. Such expenses and liabilities shall include, but shall not be limited to, judgments, court costs, and attorneys' fees.

       The foregoing rights shall not be exclusive of any other rights to which any such director or officer or employee may otherwise be entitled and shall be available whether or not the director or officer or employee continues to be a director or officer or employee at the time of incurring any such expenses and liabilities.

                                   ARTICLE XIV

                     SEVERABILITY AND RULES OF CONSTRUCTION

       Section 1. If any word, clause or provision of the by-laws or any indemnification made under Article XIII hereof shall for any reason be determined to be invalid, the provisions of the by-laws shall not otherwise be affected thereby but shall remain in full force and effect. The masculine pronoun, as used in the by-laws, means the masculine and feminine wherever applicable.




As amended April 26, 2002